                         RECEIVABLES PURCHASE AGREEMENT


                                     among


                       NATIONAL BANK OF THE GREAT LAKES,

                                   as Seller


                                      and


                         PROFFITT'S CREDIT CORPORATION,

                                  as Purchaser

                                      and

                                PROFFITT'S, INC.

                                  as Servicer



                         Dated as of February 2, 1998

                                   CONTENTS

ARTICLE I - DEFINITIONS.....................................................   2
     SECTION 1.1.  Definitions..............................................   2
     SECTION 1.2.  Other Terms..............................................   6
     SECTION 1.3.  Computation of Time Periods..............................   6
ARTICLE II - PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES..............   6
     SECTION 2.1.  Sale.....................................................   6
     SECTION 2.2.  Servicing of Receivables.................................   8
ARTICLE III - CONSIDERATION AND PAYMENT; RECEIVABLES........................   9
     SECTION 3.1.  Purchase Price...........................................   9
     SECTION 3.2.  Payment of Purchase Price................................   9
     SECTION 3.3.  Monthly Report...........................................  10
ARTICLE IV - REPRESENTATIONS AND WARRANTIES.................................  10
     SECTION 4.1.  Seller's Representations and Warranties..................  10
     SECTION 4.2.  Reaffirmation of Representations and
                   Warranties by the Seller; Notice of Breach...............  13
     SECTION 4.3.  Repurchase of Ineligible Receivables.....................  14
     SECTION 4.4.  Repurchase After Cure Period.............................  14
     SECTION 4.5.  Repurchase of All Receivables............................  15
ARTICLE V - COVENANTS OF THE SELLER.........................................  15
     SECTION 5.1.  Covenants of the Seller..................................  15
     SECTION 5.2.  Negative Covenants of the Seller.........................  17
     SECTION 5.3.  Indemnification..........................................  18
ARTICLE VI - REPURCHASE OBLIGATION..........................................  19
     SECTION 6.1.  Mandatory Repurchase.....................................  19
     SECTION 6.2.  Dilutions, etc...........................................  19
ARTICLE VII - CONDITIONS PRECEDENT..........................................  20
     SECTION 7.1.  Conditions to the Purchaser's Obligations
                   Regarding Receivables....................................  20
ARTICLE VIII - TERM AND TERMINATION.........................................  21
     SECTION 8.1.  Term.....................................................  21
     SECTION 8.2.  Effect of Termination....................................  21
ARTICLE IX - MISCELLANEOUS PROVISIONS.......................................  22
     SECTION 9.1.  Amendment................................................  22
     SECTION 9.2.  Governing Law............................................  22
     SECTION 9.3.  Notices..................................................  22
     SECTION 9.4.  Severability of Provisions...............................  23
     SECTION 9.5.  Assignment...............................................  23
     SECTION 9.6.  Further Assurances.......................................  24
     SECTION 9.7.  No Waiver; Cumulative Remedies...........................  24

     SECTION 9.8.   No Bankruptcy Petition Against the Purchaser
                    or Trust.............................................  24
     SECTION 9.9.   Counterparts.........................................  24
     SECTION 9.10.  Binding Effect; Third-Party Beneficiaries............  25
     SECTION 9.11.  Merger and Integration...............................  25
     SECTION 9.12.  Headings.............................................  25
     SECTION 9.13.  Exhibits.............................................  25

EXHIBITS

Exhibit A:  Form of Subordinated Note
Exhibit B: Location of Records, Principal Place of Business, etc. Exhibit C: Subsidiaries, Divisions, Trade Names, Bankruptcy Proceedings

                         RECEIVABLES PURCHASE AGREEMENT


          THIS RECEIVABLES PURCHASE AGREEMENT, dated as of February 2, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between NATIONAL BANK OF THE GREAT LAKES, a national banking association, as seller (the "Seller"), PROFFITT'S CREDIT CORPORATION, a Nevada
                             ------
corporation, as purchaser (the "Purchaser"), and PROFFITT'S, INC., a Tennessee
                                ---------
corporation, as servicer (the "Servicer").
                               --------


                             W I T N E S S E T H :

          WHEREAS, the Purchaser desires to purchase from time to time certain accounts receivable existing on the Closing Date and acquired or generated thereafter in the normal course of the Seller's business pursuant to certain revolving consumer credit card accounts;

          WHEREAS, the Seller desires to sell and assign from time to time such certain receivables to the Purchaser upon the terms and conditions hereinafter set forth;

          WHEREAS, the Servicer has agreed to service the accounts receivable sold to the Purchaser by the Seller hereunder;

          WHEREAS, the rights and obligations contained in the Amended and Restated Receivables Purchase Agreements, dated as of August 21, 1997, by and among each of Proffitt's, Inc. (excluding Receivables originated by or on behalf of the Younkers Division of Proffitt's, Inc.), Parisian, Inc., McRae's, Inc. and G.R. Herberger's, Inc. as "Sellers" thereunder, the Seller and the Servicer, are being assigned and assumed pursuant to an Assumption Agreement by and among such Sellers, the Bank and the Purchaser, as of the date hereof;

          WHEREAS, the Purchaser, as transferor (the "Transferor"), Proffitt's,
                                                      ----------
Inc., as Servicer, and Norwest Bank Minnesota, National Association, as trustee (together with its successors, the "Trustee") entered into a Master Pooling and
                                    -------
Servicing Agreement dated as of August 21, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing
                                                         ---------------------
Agreement"), and thereby created a trust on behalf of the holders of
---------
certificates in such trust;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. All capitalized terms used herein
                               -----------
shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Pooling and Servicing
Agreement:

                  "Account" shall mean each consumer revolving credit card
                   -------
account, originated or acquired by the Seller, which account has been established or exists pursuant to an Account Agreement between an Obligor and any Person, including all Accounts of the Department Stores contributed to the Bank. "Account Agreement," "Obligor" and "Person" shall have the respective meanings specified in the Pooling and Servicing Agreement.

     "Additional Accounts" shall have the meaning specified in the Pooling and
      -------------------
Servicing Agreement.

                  "Advance" shall have the meaning specified in Section 3.2(a)
                   -------
hereof.

                  "Automatic Additional Accounts" shall have the meaning
                   -----------------------------
specified in the Pooling and Servicing Agreement.

                  "Benefit Plan" shall mean any employee benefit plan as defined
                   ------------
in Section 3(3) of ERISA which the Seller maintains.

                  "Certificateholders" shall have the meaning specified in the
                   ------------------
Pooling and Servicing Agreement.

                  "Closing Date" shall mean the beginning of business on
                   ------------
February 2, 1998.

                  "CPS" shall mean Carson Pirie Scott & Co.
                   ---

                  "Creation Date" shall have the meaning specified in the
                   -------------
Pooling and Servicing Agreement.

                  "Cut-Off Date" shall mean the close of business on
                   ------------
January 28, 1998.

                  "Department Stores" shall mean Proffitt's, Inc. (excluding
                   -----------------
stores operated by its Younkers Division), Parisian, Inc., McRae's, Inc., G.R. Herberger's, Inc., Carson Pirie Scott & Co., and CPS Department Stores, Inc. and each department store currently or hereafter owned or operated by Proffitt's, Inc. or a subsidiary of Proffitt's, Inc. or a division of any of Proffitt's, Inc. owning such subsidiary, where the Bank holds, originates or acquires Accounts and Receivables for customers of such stores.

                  "Eligible Account" shall have the meaning specified in the
                   ----------------
Pooling and Servicing Agreement.

                  "Eligible Receivable" shall have the meaning specified in
                   -------------------
the Pooling and Servicing Agreement.

                  "ERISA Affiliate" shall mean, with respect to any Person, (i)
                   ---------------
any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or (iii) for purposes of Code Section 412, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Event of Bankruptcy" shall have the meaning specified in the
                   -------------------
Pooling and Servicing Agreement.

                  "Finance Charges" shall have the meaning specified in the
                   ---------------
Pooling and Servicing Agreement.

                  "Insurance Charges" shall have the meaning specified in the
                   -----------------
Pooling and Servicing Agreement.

                  "McRae's" shall mean McRae's, Inc., a Mississippi corporation,
                   -------
and its successors and assigns.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as
                   ------------------
defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or Eligible Originator or any ERISA Affiliate of the Seller or Eligible Originator on behalf of its employees.

                  "Purchase Date" shall have the meaning assigned in Section
                   -------------
3.2(b) hereof.

                  "Purchase Rate" shall mean the percentage equivalent of the
                   -------------
decimal representation of the following expression:

         (1.00 + APY) minus (BDA + SF + PCF + OE + RF) where:

     APY = average portfolio yield of the Seller (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve (12) months (or such other period mutually agreed upon by the Purchaser and the Seller);

     BDA = an allowance for bad debts (expressed as the decimal equivalent of a percentage), based on, among other relevant factors, historical rates for the previous twelve (12) months (or such other period mutually agreed upon by the Purchaser and the Seller);

     SF = a Servicer fee equal to 2.00% (expressed as the decimal equivalent of a percentage) per annum;

     PCF = the Purchaser's cost of funds, as calculated from time to time, equal to the sum (expressed as the decimal equivalent of a percentage) of (i) the product of a fraction equal to the adjusted investor amount of all classes of Certificates issued by the Trust (other than those held by the Purchaser) divided by the Aggregate Principal Receivables multiplied by the prime rate (as published in the Money Rates Section of The Wall
                         Street Journal) plus (ii) the product of (x) 20% (to be adjusted from time to time based on changes to the Purchaser's reasonably estimated marginal cost of capital) multiplied by (y) a fraction equal to the sum of the Transferor Amount plus the investor amount of any class of Certificates held by the Purchaser divided by the Aggregate Principal Receivables;

     OE = the fraction (expressed as the decimal equivalent of a percentage), the numerator of which is the Purchaser's annualized estimate of projected operating expenses for the next twelve (12) months and the denominator of which is the estimated outstanding principal balance of Receivables expected to be sold by the Seller to the Purchaser in the next twelve (12) months; and

     RF = a contingency risk factor (expressed as the decimal equivalent of a percentage) based on industry and economic considerations, as determined by the Purchaser in its reasonable discretion and as agreed upon between the Purchaser and the Seller.

                  "Purchase Period" shall mean, with respect to Receivables sold
                   ---------------
by the Seller to the Purchaser after the Closing Date, the Monthly Period reported upon in the most recent Monthly Servicer Report delivered after the Closing Date.

                  "Purchase Price" shall have the meaning set forth in
                   --------------
Section 3.1.

                  "Purchaser" shall mean Proffitt's Credit Corporation, a Nevada
                   ---------
corporation, and its successors and assigns.

                  "Receivable" shall mean any amount owing by an Obligor under
                   ----------
an Account with the Seller, including any Additional Account and/or Automatic Additional Account, from time to time, including, without limitation, amounts owing for the payment of merchandise and services, Insurance Charges, service contract charges, Finance Charges and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of adjustments stated in Section 3.8 of the Pooling and Servicing Agreement, in the Accounts on such day. Any Receivables which the Seller is unable to transfer under circumstances similar to those described in Section 2.5(d) of the Pooling and Servicing Agreement shall not be included for the period in which such Receivables cannot be transferred under conditions similar to those described in such Section 2.5(d) in calculating the aggregate amount of Receivables.

                  "Records" shall mean all Account Agreements and other
                   -------
documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "Related Security" means, with respect to any Receivable, all
                   ----------------
of the Seller's rights, title and interest in, to and under the following, as and to the extent applicable:

                  (i) all of the Seller's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                  (iv)  all records related to such Receivable; and

                  (v)   all Proceeds of any of the foregoing.

                  "Relevant UCC" shall mean the Uniform Commercial Code as in
                   ------------
effect in the State of Illinois.

                  "Secured Obligations" shall have the meaning set forth in
                   -------------------
Section 2.1(d) hereof.

                  "Subservicers" shall mean initially McRae's and CPS, and any
                   ------------
Person thereafter appointed by the Servicer as a Subservicer of the Receivables.

                  "Subordinated Note" shall have the meaning specified in
                   -----------------
Section 3.2(b) hereof.

                  "Termination Date" shall have the meaning specified in
                   ----------------
Section 8.1 hereof.

                  SECTION 1.2. Other Terms. All accounting terms not
                               -----------
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article
9. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms. The terms "include", "including" or "includes" shall mean including without limitation by way of enumeration or otherwise.

                  SECTION 1.3. Computation of Time Periods. Unless otherwise
                               ---------------------------
stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."


                                   ARTICLE II

                PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

                  SECTION 2.1. Sale. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers, sets-over and conveys to the Purchaser, without recourse, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables now existing or hereafter created, and owned by the Seller, through any Termination Date (but not thereafter), together with all Related Security, if any, and all Collections and other monies due or to become due with respect thereto (including all Finance Charges, Recoveries and Interchange, if any) and all proceeds of the foregoing, including Insurance Proceeds. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security, Account Agreement or other agreement and instrument relating to the Receivables. With respect to Receivables sold by the Seller on the Closing Date, such Receivables shall be deemed to be all the Receivables of the Seller that exist as of the close of business on the Cut-Off Date together with any Receivables created thereafter prior to the Closing Date. With respect to Receivables to be sold pursuant to this Agreement by the Seller after the Closing Date, such Receivables shall be deemed to be all the Receivables created after the close of business on the Cut-Off Date.

                  (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory and proceeds, to the applicable provisions of
Section 9-306 of the Relevant UCC) against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

                  (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and shall indicate clearly and unambiguously in the Seller's computer files and other Records that the Receivables transferred hereby have been sold to the Purchaser pursuant to this Agreement and subsequently transferred to the Trustee pursuant to the Pooling and Servicing Agreement. The Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

                  (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Receivables, all Related Security, if any, and all Collections and proceeds thereof by the Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables and other property by the Seller to the Purchaser, which sale is absolute and irrevocable (except as expressly provided otherwise herein) and provides the Purchaser with the full benefits of ownership of such Receivables and other property. Further, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables and such other property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the express intent of the parties, the Receivables and such other property are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables and such other property outstanding on the Closing Date and thereafter owned by the Seller, together with all Related Security, if any, and all Collections and other monies due or to become due with respect thereto (including all Finance Charges, Recoveries and Interchange, if any) and all proceeds of the foregoing, including

Insurance Proceeds, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall,
                    -------------------
to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and such other property, such security interest would be deemed to be a perfected first priority security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

                  SECTION 2.2. Servicing of Receivables. (a) The servicing,
                               ------------------------
administering and collection of the Receivables shall be conducted by the Servicer, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Servicer employs in servicing similar receivables for its own account, in accordance with the Credit Card Guidelines. With the consent of the Trustee and the Purchaser, the Servicer may delegate certain functions to the Subservicers; provided, however, no such delegation shall relieve the Servicer of its obligations hereunder. The Purchaser hereby appoints the Servicer as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security, if any, and the Collections with respect thereto, and the Seller agrees to cooperate with and assist the Purchaser and the Servicer in connection with any such efforts, including acting as agent for and on behalf of the Purchaser and the Servicer in connection therewith. The Servicer shall hold in trust for the Purchaser, in accordance with its interests, all records which evidence or relate to the Receivables or Related Security, if any, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after a Servicer Default (as defined in the Pooling and Servicing Agreement), a Successor Servicer shall be appointed as provided in Article X of the Pooling and Servicing Agreement. The Purchaser agrees to pay the Servicer a Servicing Fee for the Servicer's performance of the duties and obligations described in this Section 2.2 and in Article III of the Pooling and Servicing Agreement.

         (b) The Seller hereby grants to each of the Purchaser and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, provided, however, should the consent of any licensor of the Seller to such grant of the license described herein be required, the Seller hereby agrees that upon the request of the Purchaser (or the Trustee as the Purchaser's assignee), the Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                                   ARTICLE III

                     CONSIDERATION AND PAYMENT; RECEIVABLES

                  SECTION 3.1. Purchase Price. (a) The purchase price
                               --------------
("Purchase Price") for the Receivables and related property conveyed on the Closing Date to the Purchaser by the Seller under this Agreement shall be a dollar amount equal to the product of (i) the Aggregate Principal Receivables as of the Cut-Off Date, and (ii) the Purchase Rate then in effect.

                  The Purchase Price for the Receivables and related property conveyed on any date after the Closing Date shall be the dollar amount equal to the product of (i) the aggregate outstanding principal balance of the Receivables sold during the applicable Purchase Period as reflected in the applicable Monthly Servicer's Certificate or any other certificate delivered pursuant thereto or pursuant to this Agreement as in effect prior to the date hereof and (ii) the Purchase Rate on such date.

                  SECTION 3.2. Payment of Purchase Price. (a) The Purchase Price
                               -------------------------
for the Receivables sold on the Closing Date shall be paid or has been paid by payment of cash in immediately available funds. The Purchaser may obtain the cash to pay the Purchase Price from the sale of Eligible Receivables to the Trust, and pursuant to advances pursuant to a Subordinated Note between Proffitt's, Inc. and the Purchaser (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Advance") and contributions to the
                                         -------
capital of the Purchaser by Proffitt's, Inc.

                  (b) The Purchase Price for the Receivables sold by the Seller on any date after the initial date of the Receivables Purchase Agreement (each, a "Purchase Date") shall be paid in cash to the Seller from proceeds from (i)
   -------------
the sale by the Purchaser of the Receivables to the Trust or (ii) as the Purchaser may elect, in its sole discretion, from proceeds of (A) an Advance under the Subordinated Note or (iii) a capital contribution by Proffitt's, Inc. to the Purchaser or (iv) any combination of the foregoing. In the event the Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date, or Proffitt's determines, in its sole discretion not to make a capital contribution to the Purchaser, Proffitt's, Inc., subject to the terms hereof, irrevocably agrees to make an Advance on such Purchase Date in an original principal amount equal to such cash insufficiency; provided, however, that no Advance shall be made if immediately thereafter the Net Worth of the Purchaser would be less than 10% of the highest Aggregate Principal Receivables outstanding during the immediately preceding twelve (12) calendar month period. All Advances made by the Seller to the Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of the Purchaser, in substantially the form of Exhibit A annexed hereto, delivered and payable to the Seller

                  (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

                           (i)   Repayment of Advances. All amounts paid by the
                                 ---------------------
Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

                           (ii)  Interest. The Subordinated Note shall bear
                                 --------
interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the actual number of days elapsed based upon a year of 360 days.

                           (iii) Sole and Exclusive Remedy; Subordination. The
                                 ----------------------------------------
Subordinated Note shall be fully subordinated to any rights of the Trustee, the Certificateholders and their permitted assigns pursuant to the Pooling and Servicing Agreement, all on the terms and conditions set forth in the Subordinated Note, and shall not evidence any rights in the Receivables.

                  SECTION 3.3. Monthly Report. On each Determination Date, the
                               --------------
Seller shall deliver or cause to be delivered to the Purchaser a report covering the preceding Monthly Period, substantially in the form of the Monthly Servicer's Certificate attached as Exhibit E to the Pooling and Servicing Agreement, showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Seller in the preceding Monthly Period and (ii) the aggregate outstanding principal balance of such Receivables that are Eligible Receivables as of the last day of such preceding Monthly Period.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Seller's Representations and Warranties. The
                               ---------------------------------------
Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of any sale of any interest in Receivables, including Receivables in Additional Accounts and Automatic Additional Accounts to the Purchaser pursuant to this Agreement that:

                  (a) Corporate Existence and Power. The Seller is a national
                      -----------------------------
banking association, duly incorporated, validly existing and in good standing under the laws of the United States of America, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Seller, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trust and would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

                  (b) Corporate and Governmental Authorization; Contravention.
                      -------------------------------------------------------
The execution, delivery and performance by the Seller of this Agreement are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except for the filing of UCC financing and continuation statements, and amendments thereto, as required by this Agreement). The execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof and thereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Seller or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound and which conflict, violation, breach or default would have a material adverse effect on the Purchaser or the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under the Pooling and Servicing Agreement.

                  (c) Binding Effect. This Agreement will constitute the legal,
                      --------------
valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  (d) Perfection. Immediately preceding the sale, transfer and
                      ----------
assignment of the Receivables and the related property pursuant to this Agreement, the Seller had good and marketable title to all of the Receivables and such related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement). On or prior to the date of each sale of Receivables and such related property pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables and such related property against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) Tax Status. The Seller has filed all material tax returns
                      ----------
(federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (f) Action, Suits. There are no proceedings or investigations
                      -------------
pending or, to the knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement (v) seeking to affect adversely the federal income tax attributes of the Trust.

                  (g) Place of Business. The principal place of business and
                      -----------------
chief executive office of the Seller is located at 140 Industrial Drive, Elmhurst, Illinois 60126, and the offices where the Seller keeps all its records with respect to its Accounts and Receivables, are located at the address(es) described on Exhibit B hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

                  (h) True Sale. This Agreement constitutes a valid sale,
                      ---------
transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Receivables and related property to be transferred hereby, whether existing on the date of this Agreement or hereafter created in the Accounts and the proceeds thereof which is effective as to each Receivable upon the creation thereof, and upon such transfer to the Purchaser hereunder, the Purchaser shall obtain good and marketable title to such Receivables and related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement).

                  (i) Trade Names, Etc. As of the date hereof: (i) the Seller's
                      ----------------
chief executive office is located at the address for notices set forth in
Section 9.3; (ii) the Seller has only the subsidiaries and divisions listed on Exhibit C hereto; and (iii) the Seller has, within the last five (5) years, operated only under the trade names identified in Exhibit C hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit C hereto.

                  (j) Nature of Receivables. As of the Cut-Off Date or Creation
                      ---------------------
Date, as applicable, and in the case of Receivables in Additional Accounts, as of the related Additional Account Cut-Off Date, (i) each Receivable then existing is an Eligible Receivable, and (ii) as of the applicable Additional Account Cut-Off Date with respect to Additional Accounts, and as of the applicable Distribution Date on which a computer file, microfiche or written list is delivered pursuant to Section 2.1(b) of the Pooling and Servicing Agreement with respect to Automatic Additional Accounts included automatically pursuant to Section 2.6(d) of the Pooling and Servicing Agreement, Schedule 1 to the Pooling and Servicing Agreement is in all material respects an accurate and complete listing of all the Accounts of the Seller the Receivables of which have been sold, transferred and assigned to the Purchaser as of the Cut-Off Date or the applicable Additional Account Cut-Off Date, the applicable Creation Date and the date of such Schedule 1, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the dates thereof, including the applicable Cut-Off Date, Additional Account Cut-Off Date or Creation

Date. On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Purchaser that each Receivable created on such day is an Eligible Receivable.

                  (k) Eligibility of Accounts. As of the applicable Cut-Off
                      -----------------------
Date, Additional Account Cut-Off Date or Creation Date, each Account was an Eligible Account and no selection procedures adverse to the Purchaser or the Certificateholders have been employed in selecting the Accounts.

                  (l) Amount of Receivables. As of the Cut-Off Date, the
                      ---------------------
aggregate outstanding principal balance of the Receivables of the Seller in existence was approximately $280,000,000.

                  (m) Not an Investment Company. The Seller is not, and is not
                      -------------------------
controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (n) ERISA. The Seller and each of its ERISA Affiliates is in
                      -----
compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (o) Bulk Sales. No transaction contemplated by this Agreement
                      ----------
requires compliance with any bulk sales act or similar law.

                  (p) No Insolvency. The Seller is not insolvent immediately
                      -------------
prior to any transfer of Receivables hereunder, and will not be rendered insolvent immediately following such transfer.

                  (q) Reasonably Equivalent Value. The Purchaser has given
                      ---------------------------
reasonably equivalent value to the Seller in consideration for the transfer and sale to the Purchaser of the applicable Receivables and other property from such Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Seller to the Purchaser. The Seller acknowledges that it will receive reasonably equivalent value in consideration for the transfer to the Purchaser of all Receivables and other property now or hereafter to be transferred and sold hereunder.

                  The Purchaser and the Servicer may rely upon any of these representations and warranties, and any of the covenants and agreements of the Seller contained herein in connection with any transactions pursuant to the Pooling and Servicing Agreement.

                  SECTION 4.2. Reaffirmation of Representations and Warranties
                               -----------------------------------------------
by the Seller; Notice of Breach. On each sale date, the Seller, by accepting the
-------------------------------
proceeds of such sale, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day and that all the covenants to be performed by the Seller have been performed. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the

Purchaser, and termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

                  SECTION 4.3. Automatic Repurchase of Ineligible Receivables.
                               ----------------------------------------------
In the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable, and either of the following two conditions is met:

                           (i) the Lien on the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Seller; or

                           (ii) the Lien on the subject Receivable is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby;

then, upon the earlier to occur of the discovery of such breach or event by the Seller or receipt by the Seller of written notice of such breach or event given by the Purchaser, the Servicer or the Trustee, each such Receivable or, at the option of the Seller, all such Receivables with respect to the related Account, automatically shall be repurchased by the Seller on the terms and conditions set forth in Article VI hereof.

                  SECTION 4.4. Repurchase After Cure Period. In the event of a
                               ----------------------------
breach of any of the representations and warranties set forth in Section 4.1(j) or (k) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby, then, upon the expiration of 90 days or any longer period specified by the Servicer (not to exceed an additional 90 days) from the earlier to occur of (x) the discovery of any such event by the Transferor or the Servicer or (y) receipt by the Purchaser or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Purchaser, all such Receivables with respect to the related Account, shall be repurchased by the Seller on the terms and conditions set forth in Article VI hereof; provided, however, that no such repurchase shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been transferred to the Trust on such day, and (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

                  SECTION 4.5 Repurchase of All Receivables. In the event that
                              -----------------------------
any of the representations or warranties set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(j) are breached and such breach results in a requirement that the Purchaser repurchase such Receivable under the Pooling and Servicing Agreement or a material amount of Receivables are deemed not to be Eligible Receivables, and such event has a materially adverse effect on the Purchaser or the Certificateholders, and the Transferor is required to accept reassignment of all Receivables at the order of the Trustee or the Certificateholders, then the Seller shall repurchase all Receivables on the terms and conditions set forth in
Article VI hereof.


                                    ARTICLE V

                             COVENANTS OF THE SELLER

                  SECTION 5.1. Covenants of the Seller. The Seller hereby
                               -----------------------
covenants and agrees with the Purchaser that, for so long as this Agreement and the Pooling and Servicing Agreement are in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or charged off, and all amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

                  (a) Conduct of Business. The Seller will carry on and conduct
                      -------------------
its credit card business in substantially the same manner as is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a national banking association. The Seller will maintain all authority required to conduct its business in each jurisdiction in which its business is conducted, the failure of which would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trustee and would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

                  (b) Compliance with Laws. The Seller will comply in all
                      --------------------
material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

                  (c) Furnishing of Information and Inspection of Records. The
                      ---------------------------------------------------
Seller will furnish or cause to be furnished to the Purchaser from time to time such information with respect to the Receivables as the Purchaser may reasonably request, including, without limitation, a computer file, microfiche or written list showing each Account, identified by account number, and Receivable balance and any information which the Purchaser may be required to deliver pursuant to the Pooling and Servicing Agreement, any Supplement thereto and any related Certificate Purchase Agreement. The Seller will at any time and from time to time during regular business hours and upon reasonable prior notice permit the Purchaser, or its agents or representatives (which may include any purchasers of certificates not sold to the public), (i) to examine and make copies of and abstracts from all records and (ii) to visit the offices and properties of the Seller for the purpose of examining such records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters.

                  (d) Keeping of Records and Books of Account. The Seller will
                      ---------------------------------------
maintain a system of accounting established and administered in accordance with generally accepted accounting principles except to the extent required otherwise by applicable regulatory authorities and then consistent with regulatory accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to produce or recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser and the Trustee notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

                  (e) Account Agreements and Credit Card Guidelines. The Seller
                      ---------------------------------------------
shall comply with and perform, its obligations under the applicable Account Agreements relating to the Accounts and the Credit Card Guidelines, except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Purchaser, the Trust or the Certificateholders, the ability of the Servicer to collect the Receivables, the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, or any documents or agreements related thereto, or the performance by any party of its obligations hereunder or thereunder.

                  (f) Reduction of Charges. Except as required by law or as the
                      --------------------
Seller shall deem advisable for its credit card program based on a good faith assessment by the Seller, in its sole discretion, of the various factors affecting the use of its credit card accounts, the Seller will not reduce the finance charges or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of Portfolio Yield as of the time of such reduction would be less than the weighted average base rates of all outstanding Series. In addition, the Seller covenants that, unless required by law, it will not reduce the annual percentage rate, if its reasonable expectation of Portfolio Yield would be less than the highest Certificate Rate for any outstanding Series.

                  (g) Collections Received. The Seller shall direct or cause all
                      --------------------
Collections of Receivables to be remitted as directed by the Purchaser. In the event that the Seller receives any such Collection, the Seller shall hold in trust for and on behalf of the Purchaser and the Trust, as their interests may appear, and remit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to the Servicer, all Collections received from time to time by the Seller.

                  (h) Sale Treatment. The Seller agrees to treat this conveyance
                      --------------
for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

                  (i) ERISA. The Seller shall promptly give the Purchaser
                      -----
written notice upon becoming aware that (i) the Seller or any of its ERISA Affiliates is not in compliance in all material respects with ERISA and to the extent required of the Purchaser and its ERISA Affiliates in the Certificate Purchase Agreement or that (ii) any ERISA Lien on any of the Receivables exists.

                  SECTION  5.2.  Negative Covenants of the Seller. During the
                                 --------------------------------
term of this Agreement, unless the Trustee and the Purchaser shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except for the conveyances
                      --------------------
hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on (or the filing of any financing statement with respect to) any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will notify the Purchaser and the Trustee of the existence of any Lien on any Receivable transferred and sold by the Seller to Purchaser hereby; and immediately upon discovery thereof, the Seller will defend the right, title and interest of the Purchaser and the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 5.2(a) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for, municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto.

                  (b) Account Agreements and Credit Card Guidelines. Subject to
                      ---------------------------------------------
compliance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the Purchaser or the Certificateholders, the Seller or the Servicer may change the terms and provisions of the Account Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs of Receivables) as follows: (i) if the Seller owns a comparable segment of accounts, then such change shall be made applicable to such comparable segment of the accounts owned and serviced by the Seller that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, and (ii) if the Seller does not own such a comparable segment, then the Seller will not make or cause to be made any such change with the intent to materially benefit the Seller over the Purchaser or the Certificateholders.

                  (c) Change of Name, Etc. The Seller shall not change its name,
                      -------------------
identity or structure or location of its chief executive office, unless at least ten (10) Business Days prior to the effective date of any such change the Seller delivers to the Purchaser such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's first priority interest in the Receivables.

                  (d) No Change in Business or Credit Card Guidelines. The
                      -----------------------------------------------
Seller will not make any change in the Credit Card Guidelines or any change in the character of its business, which change would, in either case, impair the collectibility of any substantial portion of the Receivables or otherwise materially and adversely affect the rights of the Purchaser, the Trust or the Certificateholders, the ability of the Servicer to collect the Receivables, the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, or any documents or agreements related thereto, or the performance by any party of its obligations hereunder or thereunder.

                  (e) ERISA Matters. The Seller will not (i) engage in any
                      -------------
prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Defined Benefit Plan other than a Multiemployer Plan that could reasonably result in the PBGC or IRS filing a lien; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate of the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Defined Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any Reportable Event which represents a material risk of a liability to the Seller or any ERISA Affiliate of the Seller under ERISA or the Code.

                  (f) Transfers of Accounts. The Seller will not convey,
                      ---------------------
transfer or assign any Accounts to any Person, except for Removed Accounts, unless the Rating Agency Condition is satisfied.

                  SECTION 5.3. Indemnification. The Seller agrees to indemnify,
                               ---------------
defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) (collectively, "Indemnified Amounts") to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any written schedule or certificate delivered by the Seller hereunder being untrue in any material respect at the time so certified; provided, however, neither the Purchaser nor any of its assignees shall be entitled to indemnification hereunder for any Indemnified Amount to the extent the same resulted from the gross negligence or willful misconduct of the Purchaser or any of its assignees. The obligations of the Seller under this Section 5.3 shall be considered to have been relied upon by the Purchaser and shall survive the execution, delivery, performance and termination of this Agreement and any sale or transfer of the Receivables or any interest therein by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.


                                   ARTICLE VI

                              REPURCHASE OBLIGATION

                  SECTION 6.1.  Mandatory Repurchase.
                                --------------------

                  (a) Breach of Warranty. If on any day the repurchase of any
                      ------------------
Receivable which has been sold by the Seller hereunder shall be required pursuant to Sections 4.3 or 4.4 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus outstanding Finance Charges accrued thereon through the date of such repurchase; provided that, prior to the Termination Date, such amount may be paid, at the election of the Purchaser, by a reduction in or an offset to the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Pooling and Servicing Agreement; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in immediately available funds by the Seller.

                  (b) Repurchase of All Receivables. If on any day the
                      -----------------------------
repurchase of all Receivables which have been sold by the Seller hereunder shall be required pursuant to Section 4.5 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivables in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus Finance Charges accrued thereon through the date of such repurchase; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in immediately available funds by the Seller.

                  SECTION 6.2. Dilutions, etc. If the Servicer or the Seller
                               --------------
adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of merchandise or services which were refused, returned or not received by an Obligor, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach sooner pursuant to the Pooling and Servicing Agreement. Similarly, if the Servicer or the Seller adjusts downward the amount of any Receivable because such Receivable was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 5.2(a) hereof was breached, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of any such adjustment shall be paid in immediately available funds by the Seller. Any adjustment ("Adjustment Payment Obligation"), required pursuant to either of the two preceding sentences shall be made within two (2) Business Days of the making of the Adjustment Payment Obligation, and in no event later than the end of the Monthly Period in which such adjustment obligation arises.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

                  SECTION 7.1. Conditions to the Purchaser's Obligations
                               -----------------------------------------
Regarding Receivables. The obligations of the Purchaser to purchase the
---------------------
Receivables on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date (except to the extent any such representation or warranty specifically related to an earlier date, in which case such representation or warranty shall have been true as of such earlier date);

                  (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Closing Date, or the Purchase Date, in the case of any Receivables created after the Closing Date, and in each Schedule of Accounts delivered to the Purchaser hereunder for inclusion in Schedule 1 to the Pooling and Servicing Agreement;

                  (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                  (d) The Seller shall have filed or caused to be filed the financing and continuation statement(s) and all amendments thereto required to be filed pursuant to Section 2.1(b); and

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

                                  ARTICLE VIII

                              TERM AND TERMINATION

                  SECTION 8.1. Term. This Agreement shall commence as of the
                               ----
date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date on which the Trustee declares a Pay Out Event with respect to all outstanding Series of the Trust pursuant to the Pooling and Servicing Agreement and any Supplements, (ii) the date on which the Trust terminates, (iii) the date on which an event described in the first sentence of Section 9.2(a) of the Pooling and Servicing Agreement occurs with respect to the Seller and the Trust, (iv) the close of business on the third Business Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, or (vi) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or repurchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termination Date"); provided,
                                             ----------------
however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

                  SECTION 8.2. Effect of Termination. Following the termination
                               ---------------------
of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any proceeding regarding an event described in the first sentence of Section 9.2(a) of the Pooling and Servicing Agreement with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver or cause to be delivered computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  SECTION 9.1. Amendment. This Agreement and the rights and
                               ---------
obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment to this Agreement.

                  SECTION 9.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED
                               -------------
 BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA.

                  SECTION 9.3. Notices. Except as provided below, all
                               -------
communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. first class or overnight mail, (iii) if given by overnight courier, such as FedEx, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

                  (a)      in the case of the Purchaser:

                           Proffitt's Credit Corporation
                           Bank of America Center
                           101 Convention Center Drive, Suite 850
                           Las Vegas, Nevada  89109
                           Attn: Douglas E. Coltharp, President
                           Telephone:  (702) 598-3738
                           Telecopy:   (702) 598-3651
                           with a copy to:

                           Proffitt's, Inc.
                           750 Lakeshore Parkway
                           Birmingham, Alabama  35211
                           Telephone: (205) 940-4735
                           Telecopy: (205) 940-4098
                           Attn:    Douglas E. Coltharp
                                    Executive Vice President and
                                    Chief Financial Officer

                  (b)      in the case of the Seller:

                           National Bank of the Great Lakes
                           140 Industrial Drive
                           Elmhurst, Illinois 60126
                           Telephone: (630) 516-8080
                           Telecopy: (630) 516-8031
                           Attn:    Richard Ehrle
                                    Vice President

                  (c)      in the case of the Servicer:

                           Proffitt's, Inc.
                           750 Lakeshore Parkway
                           Birmingham, Alabama  35211
                           Telephone: (205) 940-4735
                           Telecopy: (205) 940-4098
                           Attn:    Douglas E. Coltharp
                                    Executive Vice President and
                                    Chief Financial Officer

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  SECTION 9.4. Severability of Provisions. If any one or more of
                               --------------------------
the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 9.5. Assignment and Designation of Selling
                               -------------------------------------
                               Subsidiaries.
                               ------------

                  (a) This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Pooling and Servicing Agreement to the Trustee, for the benefit of the Certificateholders. The Purchaser hereby notifies (and the Seller hereby acknowledges that) the Purchaser, pursuant to the Pooling and Servicing Agreement, has assigned all its rights hereunder to the Trustee. All rights of the Purchaser hereunder may be exercised by the Trustee or its assignees, to the extent of their respective rights pursuant to such assignments.

                  (b) Proffitt's, Inc. may from time to time designate its subsidiaries, divisions or department stores as "Selling Subsidiaries." To
                                                 --------------------
become a Selling Subsidiary, (i) the Purchaser, the Seller and the proposed Selling Subsidiary must execute an assumption agreement pursuant to which the Selling Subsidiary assumes certain of the Seller's obligations under this Agreement and is granted the right to sell Receivables to the Purchaser upon the terms and conditions set forth herein, (ii) such proposed Selling Subsidiary must deliver certain other documents (including UCC-1 financing statements) to the Transferor, the Trustee and the Rating Agencies, (iii) certain representations and warranties made by such Selling Subsidiary must be true as of the date it first sells Receivables to the Purchaser, and (iv) each Rating Agency must confirm that the Rating Agency Condition has been met. In the event any Selling Subsidiary is designated and approved hereunder, each reference to the Seller herein shall be deemed to include each Selling Subsidiary.

                  SECTION 9.6. Further Assurances. The Purchaser and the Seller
                               ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

                  SECTION 9.7. No Waiver; Cumulative Remedies. No failure to
                               ------------------------------
exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Trustee (as assignee of the Purchaser), any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                  SECTION 9.8. No Bankruptcy Petition Against the Purchaser or
                               -----------------------------------------------
Trust. Each of the Seller and the Servicer hereby covenants and agrees that,
-----
prior to the date which is one year and one day after the payment in full of all Certificates, it will not institute against, or join any other Person in instituting against, the Purchaser or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  SECTION 9.9. Counterparts. This Agreement may be executed in
                               ------------
two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.10. Binding Effect; Third-Party Beneficiaries.
                                -----------------------------------------
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee on behalf of the Certificateholders is intended by the parties hereto to be a third party beneficiary of this Agreement, but otherwise no Person not a party is intended to or shall have any rights hereunder, whether as a third party beneficiary or otherwise.

                  SECTION 9.11. Merger and Integration. Except as specifically
                                ----------------------
stated otherwise herein or incorporated hereby, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except in writing executed by the parties as provided herein.

                  SECTION 9.12. Headings. The cover page, table of contents, and
                                --------
article and section headings hereof are for purposes of convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 9.13. Exhibits. The schedules and exhibits referred to
                                --------
herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  IN WITNESS WHEREOF, the Seller, the Purchaser and the Servicer each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            NATIONAL BANK OF THE GREAT LAKES,
                                             as Seller


                                            By:      /s/ Charles J. Hansen
                                               ------------------------------
                                                  Name:  Charles J. Hansen
                                                  Title: Vice President

                                            PROFFITT'S CREDIT CORPORATION,
                                             as Purchaser


                                            By:      /s/ James S. Scully
                                               ------------------------------
                                                  Name:  James S. Scully
                                                  Title: Vice President and
                                                         Treasurer


                                            PROFFITT'S, INC.,
                                             as Servicer


                                            By:      /s/ James S. Scully
                                               ------------------------------
                                                  Name:  James S. Scully
                                                  Title: Vice President and
                                                         Treasurer

                                   EXHIBIT A
                                    to the
                        RECEIVABLES PURCHASE AGREEMENT

                           FORM OF SUBORDINATED NOTE

                                                                    $500,000,000
                                                                February 2, 1998

          FOR VALUE RECEIVED, the undersigned, PROFFITT'S CREDIT CORPORATION, a Nevada corporation (the "Maker"), hereby unconditionally promises to pay to the
                         -----
order of PROFFITT'S, INC. (the "Payee"), on December 31, 2005 or earlier as
                                -----
provided for in the Amended and Restated Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the lesser of the principal sum of up to Five
-------------------------------
Hundred Million Dollars and No/100 ($500,000,000) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to Section 3.2, and the other terms, of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in
Section 3.2(c)(iii) of the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

          The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that (a) the failure of the holder hereof to make such a notation or record or (b) any error in such a notation, shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement. Any such notation or record shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

          The Maker shall have the right to borrow, repay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty, premium or charge. The Maker shall be obligated to repay Advances to the Payee only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Seller under the Subordinated

Note, the Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser.

          This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement. The indebtedness evidenced by this Subordinated
Note is subordinated to the prior payment in full of all of the Maker's recourse obligations under the Pooling and Servicing Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Trustee, the Certificateholders and/or any of their respective permitted assignees pursuant to the Pooling and Servicing Agreement (collectively, the "Senior Claimants") under the Pooling and Servicing Agreement. Until the date
-----------------
on which all obligations of the Maker and/or the Servicer under the Pooling and Servicing Agreement (all such obligations, collectively, the "Senior Claims")
                                                              -------------
have been indefeasibly paid and satisfied in full, the Payee shall not demand, accelerate, sue for, take, receive or accept from the Maker, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that nothing in this paragraph shall restrict the Maker from paying, or the Payee from requesting, any payments under this Subordinated Note so long as the Maker is not required under the Pooling and Servicing Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Pooling and Servicing Agreement. Should any payment, distribution or security or proceeds thereof be received by the Payee in violation of the immediately preceding sentence, the Payee agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Trustee for the benefit of the Senior Claimants.

          Upon the occurrence of any event described in the first sentence of
Section 9.2(a) of the Pooling and Servicing Agreement with respect to the Maker, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claims before the Payee is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Maker of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Trustee for application to, or as collateral for the payment of, the Senior Claims until such Senior Claims shall have been paid in full and satisfied.

          Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Receivables Purchase Agreement.

          This Note shall be governed by, and construed in accordance with, the laws of the State of Alabama.


                         PROFFITT'S CREDIT CORPORATION



                         By:
                            ---------------------------------------
                              Name:  Douglas E. Coltharp
                              Title: President

                             ADVANCES AND PAYMENTS


Date and            Payments              Unpaid Principal     Name of Person
Amount of Advance   Principal/Interest    Balance of Note      Making Notation
-----------------   ------------------    ---------------      ---------------

                                   EXHIBIT B
                                    to the
                        RECEIVABLES PURCHASE AGREEMENT



     LOCATION OF RECORDS

1.   Purchaser
     300 South Fourth Street
     Suite 1100
     Las Vegas, Nevada 89101

2.   Seller
     140 Industrial Drive
     Elmhurst, Illinois  60126

     331 West Wisconsin Avenue
     Milwaukee, Wisconsin 53203

     3455 Highway 80 West
     P.O. Box 20080
     Jackson, Mississippi 39289-0080

                                   EXHIBIT C
                                    to the
                        RECEIVABLES PURCHASE AGREEMENT


         SUBSIDIARIES, DIVISIONS, TRADE NAMES, BANKRUPTCY PROCEEDINGS


Great Lakes Credit Corporation
140 Industrial Drive
Elmhurst, Illinois  60126


                                      C-1